UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2004

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 B Glenlake Parkway Suite 600 Atlanta, Georgia (Address of Principal Executive Offices)	30328 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 407-3800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On November 10, 2004, Newell Rubbermaid Inc. (the “Company”) entered into employment security agreements (the “Agreements”) with the following management employees of the Company: Joseph Galli, Jr., President and Chief Executive Officer; Hartley D. Blaha, Vice President – Corporate Development; Timothy J. Jahnke, President – Home and Family Products Group; Dale L. Matschullat, Vice President – General Counsel and Corporate Secretary; James J. Roberts, President and Chief Operating Officer – Rubbermaid/Irwin Group; J. Patrick Robinson, Vice President – Chief Financial Officer; James M. Sweet, Vice President – Human Resources; Douglas L. Martin, Vice President – Treasurer; Jesse J. Herron, Vice President – Investor Relations and Ronald L. Hardnock, Vice President – Corporate Controller (the “executives”). The Agreements supersede those employment security agreements previously entered into with certain of these executives as described in Item 1.02 herein and in the Company’s 2004 annual meeting proxy statement. A complete copy of a form of the Agreements is filed with this Current Report as Exhibit 10 and incorporated herein by this reference.

     The Agreements provide for the continuation of an executive’s salary, bonus and certain employee benefits for a severance period of 24 months upon an involuntary termination of employment without “good cause,” or a voluntary termination of employment for “good reason,” occurring within 24 months after a “change in control” of the Company, or a voluntary termination of employment for any reason in the thirteenth month following such a change in control. Within 30 days after any such termination, the executive will receive a lump sum severance payment equal to two times the sum of (i) the executive’s annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination, and (ii) the executive’s bonus, calculated by multiplying his base salary by his applicable payout percentage based on his job position held on the date of the change in control or, if higher, the date of employment termination, and assuming the attainment of performance goals at the 100% level.

     Following such a termination of employment, (i) the executive will receive all benefits accrued under the Company’s incentive and retirement plans, his termination will be considered a retirement under such plans, he will receive service credit under such plans for the 24-month severance period, and he will become fully vested under the Company’s Supplemental Executive Retirement Plan and 2002 Deferred Compensation Plan, (ii) all Company stock options held by the executive will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted stock held by the executive will lapse, and all performance goals on Company performance awards to the executive will be deemed satisfied in full; (iii) the executive and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the severance period, until the executive is eligible for coverage under similar plans from a new employer, (iv) the Company will continue to reimburse the executive for automobile expenses during the severance period until he receives such reimbursement from a new employer, and (v) the executive will be eligible for six months of outplacement services.

     The Agreements provide for a gross-up payment to the executive to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the Agreements. If the executive dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and such spouse will continue to be covered under all applicable welfare plans.

     The Agreements contains restrictive covenants which prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (ii) soliciting the Company’s agents and employees. These restrictive covenants remain in effect for a period of 24 months following any termination of employment.

Item 1.02. Termination of a Material Definitive Agreement.

     On November 10, 2004, the Company entered into the Agreements with certain executives as described in Item 1.01 above. The Agreements supersede the employment security agreements previously entered into with six of such executives and thus the prior agreements are terminated. The executives whose prior agreement was terminated are Joseph Galli, Jr., Hartley Blaha, Timothy J. Jahnke, Dale L. Matschullat, James J. Roberts, and J. Patrick Robinson.

     The terminated agreements provided for the continuation of salary, bonus and certain employee benefits for a severance period of 24 months (but not beyond age 65) following the termination of employment of the executive within 12 months (but prior to age 65) after certain changes in control of the Company occurring without prior approval of the Company’s Board of Directors. In the event of such termination of employment, the executive would have continued to receive his base salary and bonus (based upon his average bonus for the three full fiscal years preceding the change in control) during the severance period. The executive also would have received all benefits accrued under the incentive and retirement plans of the Company to the date of termination of employment and would have been given service credit for all purposes of these plans during the severance period. All options held by the executive with respect to common stock would have become immediately exercisable upon the date of termination of employment and remained exercisable for a period of 90 days thereafter.

     During the severance period, the executive and his spouse would have continued to be covered by all welfare plans of the Company, and the Company would have continued to reimbursed the executive for automobile expenses. However, the amount of any benefits or reimbursement the executive or his spouse received would have been reduced by the amounts received from another employer or from any other source. If the executive died during the severance period, all amounts payable during the remainder of the severance period would have been paid to his surviving spouse, and his spouse would have continued to be covered under all applicable welfare plans. No amounts were payable if the employment of the executive was terminated by the Company for good cause (as defined in the agreements) or if the executive voluntarily terminated his employment without good reason (as defined in the agreements).

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
10	Form of Employment Security Agreement with ten senior management employees

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: November 15, 2004	By:	/s/ Dale L. Matschullat

Dale L. Matschullat
Vice President – General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10	Form of Employment Security Agreement with ten senior management employees